UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

POWERCOMPUTE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37605	47-3844457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 West Platt Street Suite 100
Tampa, Florida		33606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 222-8996

LM Funding America, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	PWCM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on January 7, 2026, PowerCompute, Inc. f/k/a LM Funding America, Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its consolidated closing bid price had been below $1.00 per share for 30 consecutive business days as of January 6, 2026, and therefore, the Company’s common stock was no longer in compliance with the $1.00 bid price per share requirement for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rules, the Company was provided 180 calendar days, or until July 6, 2026, to regain compliance with the Bid Price Rule.

On July 7, 2026, the Company received a second letter (the “Second Notification”) from Nasdaq notifying the Company that the Company’s common stock had not regained compliance with the Bid Price Rule. However, Nasdaq determined that the Company was eligible for an additional 180 calendar day period, or until January 4, 2027, to regain compliance. Nasdaq’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Bid Price Rule, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. The Company completed a 1-for-25 reverse split of its common stock effective July 3, 2026.

On July 27, 2024, the Company received written notification from Nasdaq indicating that the Company’s common stock had a closing price of $1.00 per share or greater for the last ten consecutive business days, from July 13, 2026 to July 24, 2024, and that, as a result, the Company has regained compliance with the Bid Price Requirement and that the matter is now closed.

The Company issued a press release announcing Nasdaq compliance on July 29, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release - announcing that the Company regained compliance with the Nasdaq Bid Price Requirement
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

***

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various risks and uncertainties. Investors should refer to the risks detailed from time to time in the reports the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerCompute, Inc.

Date:	July 29, 2026	By:	/s/ Richard Russell
Richard Russell, Chief Financial Officer